Exhibit 10.1

CORSAIR GAMING, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of Corsair Gaming, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non- Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board, other than any individual who is (1) an employee of the Company or any parent or subsidiary of the Company or (2) serving on the Board as a stockholder representative (each, a “Non-Employee Director”), unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy became effective after the effectiveness of the Company’s initial public offering (the “IPO”) and shall remain in effect until it is revised or rescinded by further action of the Board. It was subsequently amended on April 25, 2023.

This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.

1.
Cash Compensation.

(a)
Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $65,000 for service on the Board.

(b)
Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:

(i)
Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $30,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $15,000 for such service.

(ii)
Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.

(iii)
Nominating and Corporate Governance Committee. A Non- Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $12,500 for such service. A Non- Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(iv)
Financing Committee. A Non-Employee Director who served as a member of the Financing Committee during the fiscal year ended December 31, 2022 shall receive an additional annual retainer of $10,000 for such service, on a pro rata basis, for the amount of time such Non-Employee Director served on the Financing Committee.

(c)
Payment of Retainers. The annual retainers described in Sections 1 and 1(a) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth (15th) day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(a), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1 and 1(a), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(a) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.
Reimbursement. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

3.
Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2020 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan. For the purposes of this Program, “Grant Date Value” shall mean the fair value of an option determined using the Black-Scholes pricing model with the volume weighted average trading price of a share of Company common stock on the stock exchange on which the Company’s common stock is then listed or traded for the thirty (30) consecutive trading days ending on the trading day prior to the date of grant and the volatility, risk-free rate and life expectancy assumptions in the Company’s most recent public filings disclosing those assumptions.

(a)
IPO Awards. Each Non-Employee Director who (i) serves on the Board as of the date the IPO price of the shares of the Company’s common stock is established in connection with the Company’s IPO (the “Pricing Date”) and (ii) will continue to serve as a Non-Employee Director immediately following the Pricing Date shall be automatically granted, on the Pricing Date, (A) an option to purchase a number of shares of common stock at a per-share exercise price equal to the IPO price per share of the Company’s common stock that have an aggregate Grant Date Value on the date of grant of $37,500 (subject to adjustment as provided in the Equity Plan) and (B) restricted stock units with an aggregate value on the date of grant of $37,500 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to herein as the “IPO Awards”).

(b)
Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Company consummates its initial public offering and (ii) will continue to serve as a Non- Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, (A) an option to purchase a number of shares of common stock at a per-share exercise price equal to the closing price per share of the Company’s common stock on the date of such Annual Meeting (or on the last preceding trading day if the date of the Annual Meeting is not a trading day) that have an aggregate Grant Date Value on the date of grant of $100,000 (subject to adjustment as provided in the Equity Plan) and (B) restricted stock units with an aggregate value on the date of grant of $100,000 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 3(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.

(c)
Initial Awards. Except as otherwise determined by the Board, each Non- Employee Director who is initially elected or appointed to the Board after the Pricing Date on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), (A) an award of an option to purchase shares of the Company’s common stock (at a per- share exercise price equal to the closing price on the Company’s common stock on such Non- Employee Director’s Start Date (or on the last preceding trading day if the Start Date is not a trading day), that have an aggregate Grant Date Value on the date of grant of (i) $50,000 (subject to adjustment as provided in the Equity Plan), multiplied by (ii) a fraction, the numerator of which is the number of days from the Start Date through the date of the next Annual Meeting and the denominator of which is 365, and (B) restricted stock units with an aggregate value on the date of grant of (i) $50,000 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan), multiplied by (ii) a fraction, the numerator of which is the number of days from the Start Date through the date of the next Annual Meeting and the denominator of which is 365. The awards described in this Section 2(c) shall be referred to as “Initial Awards.” Notwithstanding the foregoing, any Non-Employee Director who is appointed to the Board upon the IPO shall receive an IPO Award in lieu of an Initial Award. For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award or both an Initial Award and a IPO Award.

(d)
Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 3(b) above.

(e)
Vesting of Awards Granted to Non-Employee Directors. Each IPO Award and Initial Award shall vest and become exercisable on the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Each Annual Award shall vest and become exercisable on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an IPO Award, Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter. All of a Non- Employee Director’s IPO Awards, Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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